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EXHIBIT 4.6

                           ESCROW AMENDMENT AGREEMENT

THIS AMENDING AGREEMENT dated as of the ________________ day of September, 2001,

AMONG:

        PACIFIC CORPORATE TRUST COMPANY, 625 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 3B8

        (the "Escrow Agent")

AND:

        ENERGAS RESOURCES INC., a corporation subsisting under the laws of British Columbia, having its registered office at 1500 - 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7

        (the "Issuer")

AND:

        ENERGAS CORPORATION, a corporation subsisting under the laws of Oklahoma;

AND:

        ENERGAS PIPELINE COMPANY, a corporation subsisting under the laws of Oklahoma;

        (Energas Corporation and Energas Pipeline Company collectively the "Shareholders")

WHEREAS:

A. The Escrow Agent, the Issuer and the Shareholders entered into an escrow agreement dated September 20, 1991, as amended April 13, 1994 (the "Escrow Agreement");

B. Pursuant to the Escrow Agreement, there are 5,800,000 escrow shares (the "Shares") held in escrow by the Escrow Agent, none of which have been released;

C. The Issuer is a Tier 2 Issuer as defined in Policy 2.1 of the Exchange (hereinafter defined); and

D. The parties now wish to amend the Escrow Agreement to reflect release terms included in the proposed uniform escrow regime policy outlined in CSA Notice 46-301 - Proposal for Uniform Terms of Escrow Application to Initial Public Distributions and the Exchange Policy

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                                        -2-

5.4 - Escrow and Vendor Consideration as amended by the Bulletin dated June 15, 2001 (the "Exchange Escrow Policy");

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1.      In Section 1 of the Escrow Agreement:

        (a) In subparagraph (a) the definition of "Exchange" is amended to read "shall mean the Canadian Venture Exchange";

2.      Section 3 shall be deleted and the following subsections added to
        Section 3:

                "3.0   Shares will be released from escrow under this Agreement
                as set out in Schedule B;

                3.1 If a Shareholder wishes to receive a certificate evidencing Shares released or to be released from escrow on a release date set out in Schedule B, the Shareholder will provide written notice to the Escrow Agent to that effect. If the Escrow Agent receives notice from a Shareholder that the Shareholder wishes to receive certificates for released Shares, the Escrow Agent will, as soon as reasonably practicable after the applicable release date or after receipt by the Escrow Agent of the notice from the Shareholder, whichever is later, deliver to or at the direction of the Shareholder, certificates evidencing the Shares released from escrow on the applicable release date.

                3.2 Where a Shareholder has, in accordance with section 3.1 provided notice to the Escrow Agent that the Shareholder wishes to receive a certificate evidencing Shares released or to be released from escrow, and where the relevant certificate held by the Escrow Agent evidences a combination of Shares released from escrow on the applicable release date and Shares that are to remain in escrow, the Escrow Agent, as soon as reasonably practicable after the release date or after receipt by the Escrow Agent of the notice from the Shareholder, whichever is later, shall deliver such certificates to the Issuer or its transfer agent, together with a request that separate replacement certificates be prepared and delivered to the Escrow Agent. Where certificates evidencing Shares are delivered to the Issuer in accordance with the foregoing, the Issuer, as soon as reasonably practicable, shall cause separate replacement certificates to be prepared and delivered to the Escrow Agent. As soon as reasonably practicable after the receipt by the Escrow Agent of the replacement certificates, the Escrow Agent shall deliver, to or at the direction of the Shareholder, all replacement certificates evidencing Shares released from escrow on the applicable release date;

                3.3 If the Escrow Agent receives a request from the Exchange to halt or terminate the release of Shares from escrow, then the Escrow Agent shall comply with that request, and shall not release any Shares from escrow unless and until the written consent of the Exchange is received; and

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                                        -3-

                3.4 The Exchange may consent to the release from escrow of Shares in such other circumstances and on such terms and conditions as it shall determine in its sole discretion. Shares may be released from escrow provided that the Escrow Agent receives written notice from the Exchange."

3. Section 10 and sections 12 through 17 inclusive of the Escrow Agreement shall be deleted, and the remaining sections of the Escrow Agreement are renumbered accordingly.

4. Except as amended herein, the Escrow Agreement as amended by this Amendment to Escrow Agreement shall continue in full force and effect.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed.

PACIFIC CORPORATE TRUST COMPANY

Per:    ____________________________________
        Authorized Signatory

ENERGAS RESOURCES INC.

Per:    ____________________________________
        Authorized Signatory

ENERGAS CORPORATION

Per:    ____________________________________
        Authorized Signatory

ENERGAS PIPELINE COMPANY

Per:    ____________________________________
        Authorized Signatory


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                                   SCHEDULE B

                                RELEASE OF SHARES
TIMED RELEASE

_________________________________________________________________________________________
                     PERCENTAGE OF TOTAL ESCROWED            TOTAL NUMBER OF ESCROWED
RELEASE DATES      SHARES TO BE RELEASED (PRO RATA)      SHARES TO BE RELEASED (PRO RATA)
_________________________________________________________________________________________
March 21, 2002                    5%                                  290,000
_________________________________________________________________________________________
September 21, 2002                5%                                  290,000
_________________________________________________________________________________________
March 21, 2003                    5%                                  290,000
_________________________________________________________________________________________
September 21, 2003                5%                                  290,000
_________________________________________________________________________________________
March 21, 2004                   10%                                  580,000
_________________________________________________________________________________________
September 21, 2004               10%                                  580,000
_________________________________________________________________________________________
March 21, 2005                   10%                                  580,000
_________________________________________________________________________________________
September 21, 2005               10%                                  580,000
_________________________________________________________________________________________
March 21, 2006                   10%                                  580,000
_________________________________________________________________________________________
September 21, 2006               10%                                  580,000
_________________________________________________________________________________________
March 21, 2007                   10%                                  580,000
_________________________________________________________________________________________
September 21, 2007               10%                                  580,000
_________________________________________________________________________________________